EXHIBIT 23


                           A. M. PEISCH & COMPANY
                        CERTIFIED PUBLIC ACCOUNTANTS
                              -- SINCE 1920 --




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated January 18, 1995 on the consolidated financial statements included or incorporated by reference in the Community Bancorp. and Subsidiary Annual Report on Form 10-KSB for the year ended December 31, 1994, and to all references to our Firm included in this Registration Statement.




December 20, 1995
St. Johnsbury, Vermont                 /s/ A. M. Peisch & Company
                                       -------------------------------
                                       A. M. Peisch & Company